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                                   EXHIBIT 3.2


                   DAKOTA GROWERS RESTRUCTURING COMPANY, INC.


                          CERTIFICATE OF DESIGNATION OF
                 SERIES E JUNIOR PARTICIPATING PREFERRED SHARES


                  The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors of Dakota Growers Restructuring Company, Inc. a North Dakota corporation (hereinafter called the "COMPANY"):


                  RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors (hereinafter called the "BOARD OF DIRECTORS" or the "BOARD") of the Company in accordance with the provisions of the Amended and Restated Articles of Incorporation (the "CHARTER") of the Company, the Board of Directors hereby creates a series of Preferred Stock, par value $0.01 per share (the "PREFERRED STOCK") of the Company and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof as follows:


         1.   NAME AND DESIGNATION.


                  The distinctive name and serial designation of this series of Preferred Stock is "Series E Junior Participating Preferred Stock" (the "SERIES E PREFERRED SHARES").


         2.   NUMBER OF SHARES.


         The Series E Preferred Shares shall consist of one hundred thirty thousand (130,000) shares. The number of shares constituting such series may, unless prohibited by the Articles of Incorporation or by applicable law of the State of North Dakota, be increased or decreased from time to time by a resolution or resolutions of the Board of Directors, provided, that no decrease shall reduced the number of Series E Preferred Shares to a number less than the number of shares then outstanding plus the number of shares issuable upon the exercise of outstanding options, rights, or warrants, or upon the conversion of any outstanding securities issued by the Company convertible into Series E Preferred Shares. Series E Preferred Shares repurchased or redeemed by the Company or surrendered for conversion shall be canceled and shall revert to authorized but unissued shares of Preferred Stock, undesignated as to series, subject to reissuance by the Company as shares of Preferred Stock of any one or more series other than the Series E Preferred Shares.


         3.   DIVIDENDS AND DISTRIBUTIONS.


         The holders of Series E Preferred Shares, in preference to the holders of Common Shares and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 15th day of April, July, October and January in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a Series E Preferred Share, or fraction thereof, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, one hundred
(100) times the aggregate per share amount of all cash dividends, and one hundred (100) times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any Series E Preferred Share, or fraction thereof. In the event the Company shall at any time after the consummation of the transactions contemplated by that certain Transaction Agreement, dated as of January 30, 2002, as amended (the "Transaction Agreement"), by and among the Company, Dakota Growers Pasta Company, a North Dakota cooperative association, Dakota Growers Pasta Restructuring Cooperative, a Colorado cooperative association, and

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Dakota Growers Corporation, a Colorado corporation, declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then in each such case the amount to which holders of Series E Preferred Shares were entitled immediately prior to such event under such clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event, and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.


         The Company shall declare a dividend or distribution on the Series E Preferred Shares as provided in paragraph 2 of this section 3 simultaneously with its declaration of a dividend or distribution on the Common Shares (other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares); provided that, in the event no dividend or distribution shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on a Series E Preferred Shares shall nevertheless be payable, out of funds legally available for such purpose, on such subsequent Quarterly Dividend Payment Date.


Dividends shall begin to accrue and be cumulative on outstanding Series E Preferred Shares from the Quarterly Dividend Payment Date immediately preceding the date of issue of such Series E Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series E Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series E Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares outstanding at that time. The Board of Directors may fix a record date for the determination of holders of Series E Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than sixty
(60) days prior to the date fixed for the payment thereof.


         4.   VOTING RIGHTS.


The holders of Series E Preferred Shares shall have the following voting rights:


(i) Subject to the provision for adjustment hereinafter set forth, each Series E Preferred Share shall entitle the holder thereof to one hundred (100) votes on all matters submitted to a vote of the shareholders of the Company. In the event the Company shall at any time after the consummation of the transactions contemplated by the Transaction Agreement, declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then in each such case the number of votes per share to which holders of Series E Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event, and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.


        (ii) Except as otherwise provided herein, in any other Certification of Designation, Preferences, and Rights creating a series of Preferred Stock or by law, the holders of Series E Preferred Shares and the holders of Common Shares and any other capital shares of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of the shareholders of the Company.


        (iii) Except as otherwise provided herein or by law, the holders of Series E Preferred Shares shall have no special voting rights, and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Shares and any other capital stock of the Company having general voting rights as set forth herein) for taking any corporate action.


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         5.    CERTAIN RESTRICTIONS ON SERIES E PREFERRED SHARES.


         (i) Whenever quarterly dividends or other dividends or distributions payable on the Series E Preferred Shares as provided in section 3 hereof are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Series E Preferred Shares outstanding shall have been paid in full, the Company shall not:


         (a) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series E Preferred Shares;


         (b) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series E Preferred Shares, except dividends paid ratably on the Series E Preferred Shares and all such parity stock on which dividends are payable or in arrears in proportion to the total amount to which the holders of all such shares are then entitled;


         (c) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series E Preferred Shares, provided that the Company may at any time redeem, purchase, or otherwise acquire shares of any such junior stock in exchange for shares of stock of the Company ranking junior (both as to dividends and upon liquidation, dissolution, or winding up) to the Series E Preferred Shares; or


         (d) redeem or purchase or otherwise acquire for consideration any Series E Preferred Shares, or any shares of stock ranking on a parity with the Series E Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.


         (ii) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under subparagraph (i) of this paragraph 5, purchase or otherwise acquire such shares at such time and in such manner.


         6.   REACQUIRED SHARES.


         Any Series E Preferred Shares purchased or otherwise acquired by the Company in any manner whatsoever shall constitute authorized but unissued Preferred Shares and may be reissued as part of the new series of the Preferred Stock by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Certificate of Designation, Preferences, and Rights creating a series of Preferred Stock or as otherwise required by law.


         7.   LIQUIDATION.


         Upon any liquidation, dissolution, or winding up of the Company, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series E Preferred Shares unless, prior thereto, the holders of Series E Preferred Shares shall have received the greater of (i) $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to one hundred (100) times the aggregate amount to be distribute per share to holders of Common Shares, or (b) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution, or winding up) with the Series E Preferred Shares, except distributions made ratably on the Series E Preferred Shares and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution, or winding up. In the event the Company shall at any time after the consummation of the transactions contemplated by the Transaction Agreement, declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then in each such case the


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aggregate amount to which holders of Series E Preferred Shares were entitled immediately prior to such event under clause (a)(ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event, and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.


         8.   CONSOLIDATION, MERGER, EXCHANGE, ETC.


         In case the Company shall enter into any consolidation, merger, combination, statutory share exchange, or other transaction in which the Common Shares are exchanged for or changed into other stock or securities, money, and/or any other property, then in any such case the Series E Preferred Shares shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to one hundred (100) times the aggregate amount of stock, securities, money, and/or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged. In the event the Company shall at any time after the consummation of the transactions contemplated by the Transaction Agreement, declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series E Preferred Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event, and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.


         9.   NO REDEMPTION.


The Series E Preferred Shares shall not be redeemable.


         10.  RANK.


         The Series E Preferred Shares shall rank junior in terms of dividend and liquidation, dissolution, and winding up rights to all other series of the Company's Preferred Stock hereafter issued that specifically provide that they shall rank senior to the Series E Preferred Shares.


         11.  FRACTIONAL SHARES.


         Series E Preferred Shares may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to receive dividends, participate in distributions, and to have the benefit of all other rights of holders of Series E Preferred Shares.




                                    * * * * *


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                  IN WITNESS WHEREOF, Dakota Growers Restructuring Company, Inc.
has caused this certificate to be signed by Timothy J. Dodd, its Chief Executive Officer, and attested to by Thomas P. Friezen, its Chief Financial Officer, effective as of the 12th day of March, 2002.


                              DAKOTA GROWERS RESTRUCTURING COMPANY, INC.

                              By:               /s/ Timothy J. Dodd
                                    -------------------------------------------
                                    Timothy J. Dodd, Chief Executive Officer



Attested:



         /s/ Thomas P. Friezen
-----------------------------------
Thomas P. Friezen


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